CONSULTING/EMPLOYMENT AGREEMENT

           THIS CONSULTING/EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of the 1st day of May, 1998, by and among Electronic Transmission Corporation, a Delaware corporation (the "Company"), and Steven K. Arnold ("Arnold").

                                   WITNESSETH:
                                   ----------

           WHEREAS, the Company desires to assure itself of the services of Arnold as a consultant to the Company and as an employee of the Company, and, subject to certain conditions, Arno1d is willing to so serve; and

           NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the Company and Arnold as follows:

                                    ARTICLE I
                             CONSULTING ARRANGEMENT
                             ----------------------

            1.1 Retention. The Company agrees to retain Arnold as an independent consultant to the Company until such time as the Company shall have in place director and officer liability insurance reasonably acceptable to Arnold. The Company agrees to use its best efforts to obtain such insurance coverage as quickly as possible. In the event the Company has not obtained such insurance coverage by June 30, 1998, Consultant may terminate this Agreement at any time after such date (but before the Company has obtained such insurance coverage) upon thirty (30) days written notice.

            1.2 Responsibilities. Arnold agrees to perform faithfully the duties assigned to him as a consultant by the Board of Directors of the Company, and, except for periods of illness, to devote sufficient business time, attention, skills and efforts to the Company's business as are necessary to perform such duties.

            1.3 Fees. The Company shall pay to Arnold a consulting fee of $10,416.67 on each of the fifteenth (15th) day and last day of each month for the period comn1encinar on the date hereof througl1 the earlier of (i) the date that Arnold is hired as an employee of the Company pursuant to Article II, below, and (ii) the date Consultant terminates his consulting arrangement with the Company pursuant to Section 1.1, above.

            1.4 Reimbursement For Expenses. Arnold al1 be paid or reimbursed by the Company for all reasonable necessary business expenses incurred during his tenure as an independent consultant to the Company by him in the course of performing his duties under this Agreement, upon submission to the Company of a written accounting of such expenses,


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including an itemized list of all expenses  incurred and the business purpose of each such expense.

           1.5     Vehicle  Allowance.   During  Arnold's   tenure  as  an
independent consultant to the Company, the Company shall pay to Arnold a monthly vehicle allowance of $750.00.

           1.6 Indemnification. The Company shall indemnify, save harmless, and pay all judgments and claims against, or losses, liabilities, damages or expenses incurred by, Arnold that are not covered by director and officer liability insurance and that are a result of, or in any way arise out of, Arnold's relationship with the Company (plus any and all attorneys' fees and expenses incurred by Arnold in connection with the defense of any action that could give rise to such indemnification obligation), including without limitation by reason of any act performed or omitted to be performed by Arnold in connection with the business of the Company.

                                   ARTICLE II
                                   EMPLOYMENT
                                   ----------

           2.1 Employment. Upon the Company obtaining director and officer liability insurance acceptable to Arnold and the resulting termination of the consulting arrangement set forth in Article I, above (such date being the "Employment Date"), the Company agrees to hire Arnold as an employee of the Company, and Arnold agrees to be employed, for the Term (as defined in Section
2.3 hereof), subject to the terms and conditions herein provided.

           2.2     Position and Responsibilities.

                   (a) Position. During the Term, the Company shall cause Arnold to be employed, and Arnold shall serve, as an employee of the Company, as its Chief Executive Officer and Chairman of the Board (the "Initial Position"), to perform such duties as are normally associated with and inherent with such positions, or in such other positions as may be determined by the Company pursuant to the terms of this Agreement.

                   (b) Responsibilities. During the Term, Arnold agrees to perform faithfully the duties assigned to him by the Board of Directors of the Company, and, except for vacations and periods of illness, to devote his full business time, attention, skills and efforts to the Company's business.

           2.3 Term. Subject to Section 2.7 below, the period of Arnold's employment under this Agreement shall be for an initial term of three (3) years commencing as of the Employment Date and ending on the third (3rd) anniversary thereof (the "Initial Term"), and thereafter, the period of Arnold's employment under this Agreement, subject to Section 2.7 below, shall continue for successive one (1) year terms as the parties may agree (the Initial Term and any period of Arnold's employment under this Agreement after the initial Term hereinafter referred to as, the "Term"); provided however, that on the second
(2nd) anniversary of the Employment Date and on every subsequent anniversary, the parties shall either (i) execute a written agreement

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 extending  the Term then in effect  for one (1) year  following  the  scheduled expiration date or (ii) terminate the Term of this Agreement as of such date, in which case the Company shall pay to Arnold all of Arnold's Salary (as defined below) for the remaining year of the Term, in installments, in accordance with the terms of the Company's salary policy then in effect for executive personnel.

          2.4      Salary: Adjustments to Salary.

          (a) Initial Salary. During the Term, Arnold shall initially receive an annual cash salary of $250,000.00 (the "Initial Salary") from the Company. Arnold may receive increases to the Initial Salary as provided in
Section 2.4(b) and as may otherwise be provided by the Company, in its discretion (such initial cash salary, with any subsequent adjustments, the "Salary"). The Salary shall be payable in installments in arrears pursuant to the Company's salary payment policy from time to time in effect for executive personnel; provided, however, that Arnold and the Company agree that during all or a portion of the twelve (12) month period commencing on the Employment Date twenty-eight percent (28%) of such Initial Salary (the "Deferred Portion") shall be deferred until the Company and Arnold agree that the Company's cash flow is sufficient to support the payment of the Deferred Portion (provided, that such Deferred Portion shall in all events be paid to Arnold on or before the first
(1st) anniversary of the Employment Date).

           (b) Adjustments to Salary. The Company's Board of Directors shall review Arnold's Salary annually, at which time it may adjust Arnold's Salary and/or award bonuses based on the performance of Employee and of the Company, but in no event shall such salary be adjusted below the Initial Salary.

           2.5     Reimbursement  For  Expenses.    Arnold   shall  be  paid  or
reimbursed by the Company for all reasonable necessary business expenses incurred by him during the Term in the course of performing his duties under this Agreement, upon submission to the Company of a written accounting of such expenses, including an itemized list of all expenses incurred and the business purpose of such expense.

           2.6     Benefits.

           (a)     Office  Facilities.   During  the  Term,  Arnold  shall  be
furnished such office, support and other facilities as the Company deems necessary for Arnold to perform his responsibilities and duties.

           (b) Vacation. For each successive twelve (12) month period during the Term, Arnold shall be entitled to four (4) weeks vacation in accordance with the vacation policy of the Company as in effect from time to time. Such vacation shall be taken at such time or times reasonably acceptable to the Company.

           (c) Participation in Benefit Plans. During the Term, Arnold shall be entitled to participate in any employee stock option plan, pension, savings or similar plan, and to be covered

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by any health, life, accident, hospitalization,  long-term disability or similar insurance, made available by the Company to its similarly situated employees in accordance with the policies of the Company with respect thereto as in effect from time to time. In the event there shall occur a delay beyond the Employment Date for any reason (including without limitation the application of a waiting period) in the Company's addition of Arnold to its health insurance benefit plan, the Company shall reimburse Arnold for the cost of his monthly COBRA premiums.

          (d)      Vehicle   Allowance.  During  the Term,  the  Company  shall
pay to Arnold a monthly vehicle allowance of $750.00.

          (e)      Equity Participation.

                   (i) Grant of Options. On the date of this Agreement, Arnold shall be granted Options (the "Options") to purchase one million eight hundred seventeen thousand five hundred ninety-two (1,817,592) shares of the Company's Common Stock, no par value per share (the "Common Stock"), for a purchase price of thirteen cents ($0.13) per share. The above number of shares to be the subject of the Options assumes the Company has 16,358,330 shares of Common Stock outstanding on a fully diluted basis (not taking into account the Options); the parties agree that in the event the Company has fewer or more shall 16,358,330 shares of Common Stock so outstanding as of the Employment Date then the Company shall grant to Arnold a lesser or greater number of Options, as the case may be, as shall equal ten percent (10%) of the Company's outstanding shares of Common Stock on a fully-diluted basis after taking into account such grant of the Options to Arnold. Such Options shall not be subject to dilution, such that upon the issuance by the Company of shares of Common Stock (or securities convertible into Common Stock), Arnold shal1 automatically, without the necessity of further action on the part of Arnold or the Company, be granted additional Options (carrying a purchase price of the dollar amount per share in such issuance) to purchase that number of shares of Common Stock which, when added to the number of shares into which the Options may be converted immediately prior to such issuance, shall equal ten (10%) of the outstanding Common Stock of the Company on a fully-diluted basis.

                   (ii) Vesting. The Options shall vest and become fully and irrevocably exerciseable in accordance with the following schedule:

                         Percentage of Options Vested              Date
                         ----------------------------              ----

                                   33.33%                    the Employment Date
                                   66.67%                    December 31,1998
                                     100%                    December 31,1999;

          provided, however, that notwithstanding the above vesting schedule, upon the occurrence of any of the following events one hundred percent (100%) of the Options shall vest and become fully and irrevocably exerciseable: (A) on the date (1) that the Company is merged, consolidated, or reorganized into or with another person, entity, or group of

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          entities  under common  control, or (2) a majority of the  outstanding capital stock or all or substantially all of the assets of the Company are sold to any other person, entity, or group of entities under common control and, as a result of such merger, consolidation, reorganization, or sale of capital stock or assets, more than 51% of the combined voting power of the then outstanding voting securities of the surviving or acquiring person or entity immediately after such transaction are held in the aggregate by a person, entity or group of entities under common control who beneficially owned less than 51% of the combined voting power of the Company prior to such transaction; and (B) on the date the Term of this Agreement is terminated "without cause" pursuant to Section 2.7(b) of this Agreement.

                   (iii) Restrictions. The Options may not be exercised until such time as the issuance of shares of Common Stock upon such exercise or the method of payment of consideration for such Shares would not constitute a violation of any applicable federal or state securities or other law or regulation.

          2.7      Termination.

          (a) Termination for Cause. The Term may be terminated for cause by the Company at any time upon the occurrence of any of the following events:
(i) the perpetration by Arnold of a fraud or crime against the Company; (ii) Arnold's conviction of a crime involving fraud, theft or embezzlement, or of any other crime involving moral turpitude; (iii) Arnold's gross negligence or willful misconduct in the performance of his duties under this Agreement; or
(iv) Arnold's material breach any of the terms or provisions of this Agreement and subsequent to the expiration of fifteen (15) days following written notice to Arnold of such breach, Arnold has not cured such breach to the reasonable satisfaction of the Company.

          (b) Termination Without Cause. The Company may terminate the Term at any time without cause by giving thirty (30) days prior written notice thereof. In the event the Company terminates the Term pursuant to this Section 2.7(b), the Company shall be obligated to pay Arnold as liquidated damages the Salary of Arnold and all benefits provided by the Company to Arnold pursuant to
Section 2.6(c) above for the remainder of the Term then in effect. The Company shall pay such Salary in installments pursuant to the Company's salary payment policy then in effect for executive personnel. The liquidated damages shall not be reduced by any compensation that Arnold may receive for other employment with another employer after termination of his employment with the Company.

          (c)      Effect of Termination: Reduction in Duties.

                   (i) Termination of the Term under this Section 2.7 shall not constitute termination of this Agreement, which shall remain in full force and effect in accordance with its terms. The effect of a termination of the Term shall be to relieve the parties hereto of their respective rights and obligations under the provisions of this Agreement that are effective by their terms only during the Term. In the event of a termination "for cause" pursuant to the provisions of
          Section 2.7(a), or the termination of the Term of this

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         Agreement by Arnold for any reason,  Arnold shall  forfeit all unvested
         Options granted pursuant to this Agreement. Further, in the event of a termination "for cause" in connection with Arnold's conviction of a crime involving fraud, theft, or embezzlement, the Company shall have the right to purchase from Arnold all vested and unvested Options (including all shares of Common Stock acquired upon the exercise of Options) for a purchase price of $0.13 per share. In the event of a termination "without cause" pursuant to the provisions of Section 2.7(b), Arnold shall not forfeit any Options.

                   (ii) A substantial reduction of the duties and responsibilities of Arnold from those associated with the Initial Position, with or without a change in job title to reflect such reduction, shall be treated as a termination "without cause" for purposes of this Agreement.

                   (iii)   All Options must be  exercised on or before the fifth
          (5th) anniversary of the date of the expiration or termination for any reason of the Term of this Agreement.

          2.8 Withholding The Company may withhold from any payments made or benefits granted to Arnold under Article II of this Agreement all amounts that are required to be withheld with respect thereto under all applicable present and future tax laws, rules and regulations.

          2.9 Company Personnel Policies. During the Term, Arnold agrees to comply with all personnel policies promulgated by the Company from time to time.

                                   ARTICLE III
                                 CONFIDENTIALITY
                                 ---------------

          3.1 Confidentiality. Arnold agrees that he will not at any time during or after termination of the Term disclose or reveal to any person not authorized to receive the same by the Company any trade secret or other confidential or proprietary information relating to the Company or to any of tile businesses operated by it, including, without limitation, any customer, pricing or distributor lists and Arnold confirms that such information constitutes the exclusive and confidential property of the Company.

           3.2 Remedies. Arnold agrees that in the event of breach of this Article III, the Company would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, the Company shall be entitled to enforce, in addition to any other remedies which are made available to it at law or in equity, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Article III, and without being required to furnish a bond or other security.

           3.3 Invalid Provisions. To the extent permitted by applicable law, if any provision of this Article III is held to be illegal, invalid or unenforceable under present or future laws effective during the Term hereof, then such provision shall be fully severable. However, this Agreement

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shall be construed  and enforced as if such  illegal,  invalid or  unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a provision, as similar in the terms to such illegal, invalid or unenforceable provision as is legal, valid and enforceable at such time.

                                   ARTICLE IV
                                  MISCELLANEOUS
                                  -------------

          4.1      Entire Agreement.   This  Agreement  supersedes  all  prior
agreements between the parties (written or oral) with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms of this agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the pa'4ies hereto.

          4.2 Notices. Any notice, demand, offer, exercise of an option or other written instrument required or permitted to be given, made, or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be sent postage prepaid by registered mail or certified mail, return receipt requested, to all parties hereto simultaneously at their most recent address shown on the books of the Company. The date of mailing of any offer, demand, notice, exercise of option or instrument shall be deemed to be the date of such offer, demand, notice, or instrument and shall be effective from such date.

          4.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

           4.4 Jurisdiction and Venue. Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas, and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

           4.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           4.6     Assignability.   This  Agreement  and  the  Options  granted
hereunder may not be assiy1ed by any party except with the prior written consent of the other party.

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          4.7      Invalid Provisions.  If  any  provision  hereof is held to be illegal, invalid or unenforceable, such provisions shall be modified to the extent necessary to render such provision enforceable and, if necessary, shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision was so modified as of the date hereof, or never comprised a part hereof, as the case may be; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

          4.8 Counterparts. This Agreement may be executed by the parties hereto in counterparts.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

                                     "COMPANY"

                                     ELECTRONIC TRANSMISSION CORPORATION
                                     By:    /s/ Tim Powell
                                            ----------------------------
                                     Name:  Tim Powell
                                     Title: EVP/Director

                                     "ARNOLD"



                                           /s/ Steven K. Arnold
                                           -----------------------------
                                           Steven K. Arnold, Individually










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